Exhibit 99.1

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION



On March 31, 2008, Public Storage entered into an agreement with the New York Common Retirement Fund ("NYCRF") whereby NYCRF acquired a 51% interest in Public Storage's Shurgard Europe operations for approximately (euro)383.2 million ($605.6 million), plus an adjustment for operating results of Shurgard Europe between December 31, 2007 and March 31, 2008. NYCRF's acquisition, referred to hereinafter as the "Transaction," was completed on March 31, 2008. Shurgard Europe held substantially all of Public Storage's operations in Europe, except for a single property located in the United Kingdom which Public Storage continues to wholly own.

Public Storage will own the remaining 49% interest and is the managing member of Shurgard European Holdings LLC, a joint venture formed to own Shurgard Europe's operations ("the Joint Venture"). The Joint Venture includes Shurgard Europe's 20% equity interest in two existing ventures which are the subject of a previously disclosed arbitration. If the remaining interests in those ventures can be acquired, they may be incorporated into the newly-formed joint venture.

In connection with the Transaction, the intercompany debt owed by Shurgard Europe to Public Storage was modified to (i) fix the interest rate at 7.5% per year, (ii) adjust the outstanding balance to (euro)391 million (approximately $620 million) as of March 31, 2008, and (iii) modify the term of the debt to one year with an additional one year extension. In addition, Public Storage is committed to provide additional loans to Shurgard Europe, under the same terms and conditions, up to an additional (euro)305 million to fund Shurgard Europe's obligations to repay existing third-party indebtedness owed by the two previously mentioned ventures and the possible acquisition of the remaining interest in those two ventures. Shurgard Europe intends to repay all of its related-party debt to Public Storage through the issuance of third-party debt as soon as market conditions permit, but no later than March 31, 2010.

The unaudited pro forma condensed consolidated balance sheet at December 31, 2007 has been prepared as if the Transaction occurred on December 31, 2007. As a result of the Transaction, Public Storage will begin to account for its investment in Shurgard Europe under the equity method, accordingly, Shurgard Europe's accounts will no longer be consolidated with Public Storage's. Pro forma adjustments have been made to the historical condensed consolidated balance sheet at December 31, 2007 to reflect the de-consolidation of Shurgard Europe's accounts, the gain to be recorded upon consumation of the Transaction, and the use of the equity method to account for Public Storage's remaining 49% interest in Shurgard Europe.

The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2007 has been prepared as if the Transaction occurred on January 1, 2007. Pro forma adjustments have been made to the historical condensed consolidated income statement for the year ended December 31, 2007 to reflect the de-consolidation of Shurgard Europe's accounts, the Transaction and the use of the equity method to account for Public Storage's remaining 49% interest in Shurgard Europe. In addition, pro forma adjustments have been made to reflect interest income related to the intercompany loans due from Shurgard Europe to Public Storage and license fees payable by Shurgard Europe to Public Storage pursuant to a contract.

The pro forma adjustments do not reflect the impact of changes in exchange rates, principally of the U.S. Dollar relative to the Euro, through the transaction date of March 31, 2008. The income statement reflects the average exchange rate of the U.S. Dollar relative to the Euro of 1.370 in the year ended December 31, 2007, while the December 31, 2007 balance sheet reflects the exchange rate of 1.472 at December 31, 2007. The estimated gain on sale of approximately $307,704,000, and the $25,533,000 realized exchange gain reflected in the December 31, 2007 pro forma condensed consolidated balance sheet does not include the impact of activities and other items, including changes in exchange rates, recognized in the period from December 31, 2007 through the date of consummation of the Transaction of March 31, 2008 (including the aforementioned contractual adjustment, which has not been determined, to the proceeds for the operating results of Shurgard Europe between December 31, 2007 and March 31,
2008). The gain to actually be recorded at March 31, 2008 has not yet been determined, and could be substantially different.

The pro forma adjustments are based on currently available information and on certain assumptions as set forth in the accompanying notes to the pro forma condensed consolidated financial statements that we believe are reasonable in the circumstances. The actual amounts could differ materially from these amounts. In addition, the pro forma condensed consolidated financial information does not reflect changes that may occur as a result of activities subsequent to the Transaction. The pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements of Public Storage, which are included in Pubic Storage's Annual
Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission. You can find this report at the Securities and Exchange Commission's website at http//www.sec.gov.

The following pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent what Public Storage's results of operations would actually have been if the Transaction had in fact occurred as of January 1, 2007 or to project Public Storage's results of operations for any future date or period. We cannot assure you that the assumptions used in the preparation of the pro forma financial information will prove to be correct.

                                 PUBLIC STORAGE
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                December 31, 2007
                                   (Unaudited)
                  (Amounts in thousands, except per share data)


                                               Public Storage     Receipt of           De -            Allocate     Public Storage
                                                 Historical        Proceeds        Consolidation       Proceeds       (Pro Forma)
                                                 ----------        --------        -------------       --------       -----------
                                                                   (Note 1)          (Note 2)          (Note 3)
ASSETS
Cash and cash equivalents....................     $    245,444    $    602,127     $     (31,602)      $          -   $     815,969
Operating real estate facilities, net of
    accumulated depreciation ................        9,530,582               -        (1,573,527)                 -       7,957,055
Construction in process .....................           60,324               -           (30,360)                 -          29,964
Restricted cash .............................           18,972               -                 -                  -          18,972
Investment in real estate entities ..........          306,743               -           577,300           (294,423)        589,620
Goodwill ....................................          174,634               -                 -                  -         174,634
Intangible assets, net ......................          173,745               -           (85,580)                 -          88,165
Other assets ................................          132,658               -           (56,612)                 -          76,046
Unallocated disposition proceeds.............                -        (602,127)                -            602,127               -
Receivable from Shurgard Europe..............                -               -           575,508                  -         575,508
                                              --------------------------------------------------------------------------------------
Total assets ................................     $ 10,643,102    $          -     $    (624,873)     $     307,704   $  10,325,933
                                              ======================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable ...............................     $  1,031,847    $          -     $    (384,045)     $           -   $     647,802
Debt to joint venture partner ...............           38,081               -                 -                  -          38,081
Accrued and other liabilities ...............          303,357               -          (100,443)                 -         202,914
                                              --------------------------------------------------------------------------------------
      Total liabilities .....................        1,373,285               -          (484,488)                 -         888,797

Minority interest - preferred ...............          325,000               -                 -                  -         325,000
Minority interest - other ...................          181,688               -          (140,385)                 -          41,303

Shareholders' equity:
    Preferred shares ........................        3,527,500               -                 -                  -       3,527,500
    Common shares ...........................           16,943               -                 -                  -          16,943
    Equity shares ...........................                -               -                 -                  -               -
    Paid in capital .........................        5,653,975               -                 -                  -       5,653,975
    Cumulative net income....................        3,960,827                                 -            333,237       4,294,064
    Accumulated other comprehensive income...           50,065               -                 -            (25,533)         24,532
    Cumulative distributions paid ...........       (4,446,181)              -                 -                  -      (4,446,181)
                                              --------------------------------------------------------------------------------------
      Total shareholders' equity ............        8,763,129               -                 -            307,704       9,070,833
                                              --------------------------------------------------------------------------------------
Total liabilities and shareholders' equity...     $ 10,643,102    $          -     $    (624,873)     $     307,704   $  10,325,933
                                              ======================================================================================


Book value per common share (Note 4).........     $      29.64                                                        $       31.45
                                              =================                                                   ==================
Common shares outstanding (Note 4)...........          169,422                                                              169,422
                                              =================                                                   ==================


    See accompanying notes to pro forma condensed consolidated balance sheet

                                 PUBLIC STORAGE
             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                December 31, 2007
                                   (Unaudited)


1.       RECEIPT OF PROCEEDS FROM SALE OF SHURGARD EUROPE

         In  connection  with the  Transaction,  we received  gross  proceeds of
(euro)383.2 million ($605,627,000). In addition, we incurred estimated related costs including accounting, tax, legal, and other advisory and consulting services of approximately $3,500,000. As a result, our net proceeds were approximately $602,127,000.

         The  following   adjustments  were  made  to  reflect  the  receipt  of
$602,127,000 in net proceeds:

                                                                 Amounts in
                                                                 thousands
                                                              ------------------
Increase to cash  ($605,627,000 in gross proceeds,
less $3,500,000 in estimated transaction costs)..............   $     602,127
Unallocated disposition proceeds.............................   $    (602,127)


2.       DE-CONSOLIDATION OF SHURGARD EUROPE

         Prior to the Transaction, the accounts of Shurgard Europe were consolidated with Public Storage's for financial reporting purposes. Concurrent with the Transaction, Shurgard Europe began to be operated in the Joint Venture, in which we hold a 49% interest and the institutional investor holds 51% of the equity interest. We have determined that the Joint Venture is not a Variable
Interest Entity under the provisions of the Financial Accounting Standards Board's Interpretation 46(R), "Consolidation of Variable Interest Entities."

         Based upon the governing documents under which the Joint Venture operates, effective March 31, 2008, we are the managing member. However, NYCRF substantially participates in the decision-making and operations of the Joint Venture, and as a result, we do not control the Joint Venture. Accordingly, we will de-consolidate Shurgard Europe effective March 31, 2008.

         The  following  adjustments  reflect  the  deconsolidation  of Shurgard
Europe:

 Adjustments have been recorded to eliminate the
 historical assets of Shurgard Europe at
 December 31, 2007:                                       Amounts in thousands
                                                          ---------------------
 o  Cash and cash equivalents.......................       $     (31,602)
 o  Operating real estate facilities................          (1,573,527)
 o  Construction in process.........................             (30,360)
 o  Intangible assets...............................             (85,580)
 o  Other assets....................................             (56,612)


 Adjustment have been recorded to eliminate the
      historical liabilities and minority interest
      of Shurgard Europe at December 31, 2007:
 o  Notes payable...................................       $    (384,045)
 o  Accrued and other liabilities...................            (100,443)
 o  Minority interest - other.......................            (140,385)


         The equity interest acquired by NYCRF was subject to notes payable to our wholly-owned U.S. subsidiaries of approximately (euro)391 million ($575,508,000 based upon the exchange rate of the U.S. Dollar relative to the Euro of 1.472 at December 31, 2007). The historical amounts of such intercompany balances were eliminated in consolidation on our historical December 31, 2007 balance sheet. The following adjustments reflect the recording of this intercompany note:

                                 PUBLIC STORAGE
             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                December 31, 2007
                                   (Unaudited)


                                                                                       Amounts in thousands
                                                                                       --------------------
An adjustment has been recorded to reflect the (euro)391 million ($575,508,000 based upon the exchange rate of the dollar relative to the Euro of 1.472 at
     December 31, 2007) receivable from Shurgard Europe, which will no longer be
     eliminated in consolidation..................................................           $575,508

An adjustment has been recorded to reflect our net equity investment (based upon our equity interest prior to the sale of the 51% interest) in Shurgard
     Europe as an investment in real estate entities..............................           $577,300


3.       ALLOCATION OF PROCEEDS AND RECORDING OF GAIN ON SALE

         We expect to record a gain on sale, representing the difference between the estimated net proceeds of $602,127,000 and 51% of our existing $577,300,000 net equity investment in Shurgard Europe. The gain is estimated, based upon the December 31, 2007 balances, to be approximately $307,704,000. In addition, at December 31, 2007, we had approximately $50,065,000 in accumulated other comprehensive income related to cumulative exchange gains with respect to our investment in Shurgard Europe, of which 51% has become realized as a result of our disposition, resulting in an additional $25,533,000 of realized exchange gain.

         The actual gain to be recorded at March 31, 2008, and the actual realized cumulative exchange gain, will be based upon the book values of the assets and liabilities of Shurgard Europe at March 31, 2008, which will include the impact of activity, including changes in exchange rates, between December 31, 2007 and March 31, 2008 (including the aforementioned contractual adjustment, which has not been determined, to the disposition proceeds for the operating results of Shurgard Europe between December 31, 2007 and March 31,
2008). The actual gain at March 31, 2008 has not yet been determined, and could be substantially different from the amount disclosed herein.

         The following adjustments have been recorded to reflect the impact of the estimated gain on our balance sheet as if the Transaction had occurred on December 31, 2007.


                                                                                       Amounts in
                                                                                        thousands
                                                                                      ------------
Unallocated disposition proceeds have been eliminated.............................    $    602,127
                                                                                      =============

Investment in real estate entities has been reduced to reflect our sale of 51% of our equity investment in Shurgard Europe (based upon our aggregate equity investment as per Note 2 above of $577,300,000, multiplied by the 51% pro
     rata interest sold)..........................................................    $   (294,423)
                                                                                      =============
Accumulated other comprehensive income has been reduced to reflect the realization of 51% of our $50,065,000 aggregate cumulative exchange
     gain relative to Shurgard Europe at December 31, 2007........................    $    (25,533)
                                                                                      =============
Cumulative net income has been increased to reflect a) the recognition of a gain with respect to the Transaction totaling $307,704,000 and b) the realization of $25,533,000 in cumulative foreign exchange gains relative to our investment
     in Shurgard Europe at December 31, 2007......................................    $    333,237
                                                                                      =============

                                 PUBLIC STORAGE
             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                December 31, 2007
                                   (Unaudited)

4.       BOOK VALUE PER COMMON SHARE

                  Book value per common share has been determined by dividing i) total shareholders' equity less the liquidation value of the Preferred Shares and the Equity Shares, Series A by ii) the outstanding common shares. The following summarizes the pro forma common shares outstanding:

        Historical equity per common share:  Aggregate historical shareholders'
             equity of $8,763,129,000 less $3,527,500,000 liquidation value of preferred shares and $214,233,000 liquidation value of Equity Shares,
             Series A, divided by 169,422,000 common shares outstanding.........................    $29.64

        Pro forma equity per common share:  Aggregate pro forma shareholders'
             equity of $9,070,833,000 less $3,527,500,000 liquidation value of preferred shares and $214,233,000 liquidation value of Equity Shares,
             Series A, divided by 169,422,000 common shares outstanding.........................    $31.45

                                 PUBLIC STORAGE
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      For The Year Ended December 31, 2007
                                   (Unaudited)
                (Amounts in thousands, except per share amounts)


                                                                                Record Public
                                                                                Storage's Pro
                                                                 Elimination    Forma Earnings
                                                       Public    of Historical  from Shurgard
                                                      Storage      Amounts        Europe      Public Storage
                                                   ---------------------------------------------------------
                                                     Historical     (Note 1)      (Note 2)     Pro Forma
Revenues:
Operating Revenues:
    Self-storage facilities.....................     $1,662,454   $ (192,397)    $      -    $ 1,470,057
    Ancillary operations........................        142,500      (17,398)           -        125,102
Interest and other income.......................         11,417         (699)      21,133         31,851
                                                   ---------------------------------------------------------
                                                      1,816,371     (210,494)      21,133      1,627,010
                                                   ---------------------------------------------------------
Expenses:
Cost of operations:
    Self-storage facilities.....................        580,227      (91,604)           -        488,623
    Ancillary operations........................         79,638       (5,160)           -         74,478
Depreciation and amortization...................        622,410     (122,706)           -        499,704
General and administrative......................         59,749      (20,321)           -         39,428
Interest expense................................         63,671      (22,108)           -         41,563
                                                   ---------------------------------------------------------
                                                      1,405,695     (261,899)           -      1,143,796
                                                   ---------------------------------------------------------

Income from continuing operations before the
     following items............................        410,676       51,405       21,133        483,214

Equity in earnings (loss) of real estate
entities........................................         12,738            -      (20,171)        (7,433)
Casualty gain...................................          2,665            -            -          2,665
Gain on disposition of real estate and real
     estate investments.........................          2,547            -            -          2,547
Foreign currency exchange gain..................         57,593            -            -         57,593
Income from derivatives.........................            851         (851)           -              -
Minority interest in income.....................        (29,543)      (9,389)           -        (38,932)
                                                     ---------------------------------------------------------
Income from continuing operations...............     $  457,527   $   41,165     $    962    $   499,654
                                                     =========================================================


Earnings per common share from continuing operations
 (Note 3):
     Basic......................................     $     1.18                               $     1.43
     Diluted....................................     $     1.17                               $     1.42
Weighted average common shares outstanding (Note 3):
     Basic......................................        169,342                                  169,342
     Diluted....................................        170,147                                  170,147

 See accompanying notes to pro forma condensed consolidated statements of income

                                 PUBLIC STORAGE
          NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      For the Year Ended December 31, 2007
                                   (Unaudited)


  1. ELIMINATION OF HISTORICAL AMOUNTS OF SHURGARD EUROPE INCLUDED IN PUBLIC STORAGE'S CONSOLIDATED FINANCIAL STATEMENTS


         Prior to the Transaction, the accounts of Shurgard Europe were consolidated with Public Storage's for financial reporting purposes. Concurrent with the Transaction, Shurgard Europe began to be operated in the Joint Venture, in which we hold a 49% interest and NYCRF holds 51% of the equity interest. We have determined that the Joint Venture is not a Variable Interest Entity under the provisions of the Financial Accounting Standards Board's Interpretation 46(R), "Consolidation of Variable Interest Entities."

         Based upon the governing documents under which the Joint Venture operates, effective March 31, 2008, we are the managing member. However, NYCRF substantially participates in the decision-making and operations of the Joint Venture, and as a result, we do not control the Joint Venture. Accordingly, we will de-consolidate Shurgard Europe effective March 31, 2008.

         The following adjustments reflect the elimination of the amounts included in our historical financial statements for the year ended December 31, 2007 with respect to Shurgard Europe. The amounts reflected in our financial statements are based upon the average exchange rate of the US Dollar relative to the Euro of approximately 1.370.



                                                                                                    Amounts in
                                                                                                     thousands
                                                                                                --------------------
        Revenues have been decreased to reflect the elimination of the historical revenues with respect to Shurgard Europe:
        o        Self-storage facilities..................................................             $(192,397)
        o        Ancillary operations from tenant insurance and merchandise sales.........               (17,398)
        o        Interest and other income................................................                  (699)


        Expenses have been decreased to reflect the elimination of the historical expenses for Shurgard Europe:
        o        Cost of operations - self storage facilities.............................           $   (91,604)
        o        Ancillary cost of operations.............................................                (5,160)
        o        Depreciation and amortization............................................              (122,706)
        o        General and administrative expense.......................................               (20,321)
        o        Interest expense.........................................................               (22,108)


        Income from derivatives held by Shurgard Europe has been eliminated...............                $ (851)
                                                                                                     ============

        Minority interest in loss with respect to the operations of the two existing
             ventures that Shurgard Europe has an interest in has been eliminated.........           $    (9,389)
                                                                                                     ============

                                 PUBLIC STORAGE
          NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      For the Year Ended December 31, 2007
                                   (Unaudited)

2.       RECORD PUBLIC STORAGE'S PRO FORMA EARNINGS FROM SHURGARD EUROPE

                  As a result of the Transaction and following the elimination of Shurgard Europe's historical balances, as noted above, Public Storage will a) commence recording its pro rata share of earnings of Shurgard Europe, b) record interest income, net of intercompany eliminations, on the intercompany notes described above (which are denominated in Euros) between Shurgard Europe and our domestic subsidiaries, and c) record license fees equal to 1% of the pro rata revenues earned by Shurgard Europe.

                  Pro forma adjustments have been made to reflect Public Storage's earnings to be recorded on this unconsolidated basis:

                                                                                            Amounts in
                                                                                             thousands
                                                                                          ----------------
        Interest and other income was increased to reflect Public Storage's income from items which will be charged to Shurgard Europe, as follows:
        o Interest income on the intercompany notes, based upon the contractual interest rate of 7.5% and the average outstanding balance of
          $531,013,000 (interest income reflected herein is based upon a weighted average exchange rate of 1.370 for the year ended December 31, 2007;
          note that the actual debt balances at March 31, 2008 were (euro)391 million or approximately $620 million based upon the exchange rate at March 31,
          2008)....................................................................           $    39,826

        o Public Storage's license fee income based upon Shurgard Europe's pro rata
          interest in the self-storage facilities it owns or has an interest in....                 1,610
                                                                                          ----------------
          o Adjustment to Public Storage's interest and other income prior to
            intercompany eliminations..............................................                41,436

        o Elimination of Public Storage's 49% pro-rata share of intercompany interest
          and license fee income ($41,436,000 X 49%) ..............................               (20,303)
                                                                                          ----------------
          o Net increase to interest and other income..............................           $    21,133
                                                                                          ================

                                 PUBLIC STORAGE
          NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      For the Year Ended December 31, 2007
                                   (Unaudited)


                                                                                             Amounts in
                                                                                              thousands
                                                                                           -------------
        Equity in earnings (loss) of real estate entities has been adjusted to reflect
             Public Storage's equity in the loss of Shurgard Europe, as follows:

        o Net loss of Shurgard Europe included in the historical operating results of
          Public Storage (which are eliminated in Note 1 above) ...................           $(41,165)

        o Amounts representing an expense of Shurgard Europe which were not reflected in the consolidated operating results of Public Storage, representing income on intercompany notes ($39,826,000) and royalty income
          ($1,610,000). ...........................................................            (41,436)
                                                                                           -------------
          o Total pro forma loss of Shurgard Europe................................           $(82,601)

        o Multiplied by: Public Storage's 49% pro forma equity interest in Shurgard
          Europe...................................................................                 49%

          o Public Storage's equity in the pro forma loss of Shurgard Europe, prior to
            intercompany eliminations..............................................            (40,474)

        o Elimination of Public Storage's 49% pro-rata share of intercompany interest
          and license fee income ($41,436,000 X 49%) ..............................             20,303
                                                                                           -------------
          o Net adjustment for Public Storage's equity in the loss of
            Shurgard Europe........................................................           $(20,171)
                                                                                           =============


3.       PRO FORMA INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE

                  Income per common share has been determined by dividing Pro Forma net income from continuing operations available to common shareholders of $241,473,000 (based upon aggregate net income from continuing operations of $499,654,000, less $236,757,000 allocated to the preferred shareholders and $21,424,000 allocated to the Equity Shares, Series A), by the applicable weighted average shares outstanding for the year ended December 31, 2007:


        Diluted earnings per common share
             (based upon 170,147,000 weighted average
             diluted shares)..................................       $1.42
        Basic earnings per common share
             (based upon 169,342,000 weighted average basic
             shares)..........................................       $1.43


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